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                                                                       EXHIBIT 8



                                  May 12, 1997



AMCORE Financial, Inc.
501 Seventh Street
Rockford, Illinois  61104-0037

AMCORE Capital Trust I
c/o AMCORE Financial, Inc.
501 Seventh Street
Rockford, Illinois  61104-0037

Ladies and Gentlemen:

                 We have acted as special counsel for AMCORE Financial, Inc., a Nevada corporation (the "Corporation"), and AMCORE Capital Trust I, a statutory business trust organized under the laws of the State of Delaware (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a registration statement on Form S-4 dated as of April 17, 1997 (such registration statement as amended by Amendment No. 1 to the registration statement, as filed with the Commission on May 12, 1997, being hereinafter referred to as the "Registration Statement") relating to the registration of (i) 9.35% Series B Capital Securities of the Trust (the "Capital Securities") (ii) 9.35% Series B Junior Subordinated Deferrable Interest Debentures (the "Debentures") and (iii) the rights of holders of Capital Securities under the Series B Capital Securities Guarantee Agreement (the "New Guarantee") to be entered into between the Corporation, as guarantor, and The First National Bank of Chicago, as guarantee trustee (the "Guarantee Trustee").

                 The Capital Securities are being issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of March 25, 1997 (the "Declaration"), among the Corporation, as sponsor, The First National Bank of Chicago, as property trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware trustee (the "Delaware Trustee"), and the administrative trustees (the "Administrative Trustees") named therein.
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AMCORE Financial, Inc.
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May 12, 1997


                 The New Guarantee will be issued pursuant to the Series B Capital Securities Guarantee Agreement between the Corporation and the Guarantee Trustee. The Debentures will be issued pursuant to the Indenture, dated as of March 25, 1997 (the "Indenture") between the Corporation and The First National Bank of Chicago, as trustee (the "Indenture Trustee").

                 In connection with rendering our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Corporation's Annual Report on Form 10-K for the fiscal year ending December 31, 1996; (ii) the certificate of trust (the "Certificate of Trust") filed by the Trust with the Secretary of the State of Delaware on March 11, 1997; (iii) the Declaration; (iv) the Series B Capital Securities Guarantee Agreement; (v) the Indenture; (vi) the form of Debentures and a specimen certificate thereof; (vii) the form of the Capital Securities;
(viii) the Registration Statement; (ix) an executed copy of the Registration Rights Agreement, dated as of March 25,1997 (the "Registration Rights Agreement") among the Corporation, the Trust and Robert W. Baird & Co. Incorporated; and (x) such other records and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all records and documents submitted to us as originals, the conformity to original records and documents of all records and documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation. In rendering this opinion, we have assumed that the transactions were consummated in accordance with the descriptions thereof set forth in such records and documents and that such records and documents accurately reflect the material facts of the transactions. Our opinion is limited to legal rather than factual matters.
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AMCORE Financial, Inc.
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May 12, 1997



                 In rendering our opinion, we have relied upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, legislative history, judicial authorities, published positions of the Internal Revenue Service and such other authorities as we have considered relevant, all in effect as of the date hereof and all of which are subject to change or differing interpretation (possibly on a retroactive basis). There can be no assurances, moreover, that the opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

                 On the basis of and subject to the foregoing, we are of the opinion that the discussion set forth in the Registration Statement under the heading "Certain Federal Income Tax Considerations", to the extent it constitutes matters of law or legal conclusions, is correct in all material respects.

                 We express no opinion as to any United States federal tax consequences other than as set forth in this letter or as to any tax consequences under state, local or foreign law. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Certain Federal Income Tax Considerations" in the Registration Statement. In giving each such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.


                                            Very truly yours,

                                            /s/Skadden, Arps, Slate,
                                            Meagher & Flom (Illinois)